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                                                                     EXHIBIT 4.1



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION



                                       OF

                          TRANSKARYOTIC THERAPIES, INC.



         Transkaryotic Therapies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

does hereby certify as follows:



         1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on July 7, 1988. A Restated

Certificate of Incorporation of the Corporation was filed with the Secretary of

State of the State of Delaware on February 14, 1992, which was subsequently amended on April 16, 1993 and July 1, 1993. A Restated Certificate of

Incorporation of the Corporation was filed with the Secretary of State of the

State of Delaware on November 5, 1993, which was subsequently amended on May 18,

1994, March 1, 1995, October 26, 1995 and July 9, 1996.



         2. At a meeting of the Board of Directors, a resolution was duly adopted, pursuant to Sections 242 and 245 of the General Corporation Law of the

State of Delaware, setting forth an Amended and Restated Certificate of

Incorporation of the Corporation and declaring said Amended and Restated

Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Amended and Restated Certificate of Incorporation by

written consent in accordance with Sections 228, 242 and 245 of the General

Corporation Law of the State of Delaware, and written notice of such consent

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has been given to all stockholders who have not consented to said restatement.

The resolution setting forth the Amended and Restated Certificate of

Incorporation is as follows:



RESOLVED: That the Certificate of Incorporation of the Corporation be, and

          hereby is, amended and restated in its entirety so that the same shall read as follows:



                                   ARTICLE I.



         The name of the Corporation is Transkaryotic Therapies, Inc.



                                   ARTICLE II.



         The address of the Corporation's registered office in the State of

Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington,

County of New Castle 19801. The name of its registered agent at such address is

The Corporation Trust Company.



                                  ARTICLE III.



         The nature of the business of the Corporation and the purposes for which it is organized are:



         1. To engage in research and development in the field of gene therapy and to pursue various commercial applications of such research;



         2. To engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; and



         3. In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law of the State of Delaware or by this Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.



                                   ARTICLE IV.



         The total number of shares of all classes of stock which the

Corporation shall have authority to issue is 40,000,000 shares, consisting of

(i) 30,000,000 shares of Common Stock, $.01 par value per share (the "Common

Stock") and (ii) 10,000,000 shares of Preferred Stock, $.01 par value per share

(the "Preferred Stock").



         The following is a statement of the designations and the powers,

privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

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A.  COMMON STOCK.



         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.



         2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.



         The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the

General Corporation Law of Delaware.



         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of

Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.



         4. Liquidation. Upon the dissolution or liquidation of the Corporation,

whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding

Preferred Stock.



B.       PREFERRED STOCK.



         Preferred Stock may be issued from time to time in one or more series,

each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the

Board of Directors of the Corporation as hereinafter provided. Any shares of

Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of

Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.



         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights,

redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the

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generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the

Preferred Stock authorized by and complying with the conditions of this

Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.



                                   ARTICLE V.



         Except as otherwise provided in Section 3.2 of Article IV, the number of directors of the Corporation shall be fixed from time to time in the manner provided in the By-laws of the Corporation and may be increased or decreased from time to time in the manner provided in such By-laws. Election of directors need not be by written ballot except and to the extent provided in the By-laws of the Corporation.



                                   ARTICLE VI.



         The Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the By-laws of the Corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to adopt,

amend, or repeal such By-laws.



                                  ARTICLE VII.



         Except to the extent that the General Corporation Law of the State of

Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.



                                  ARTICLE VIII.



         1. Actions, Suits and Proceedings Other than by or in the Right of the

Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee

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benefit plan) (all such persons being referred to hereafter as an "Indemnitee"),

or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an

Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.



         2. Actions or Suits by or in the Right of the Corporation. The

Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of

Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees)

which the Court of Chancery of Delaware or such other court shall deem proper.



         3. Indemnification for Expenses of Successful Party. Notwithstanding

the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys'

fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits

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or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the

Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.



         4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the

Corporation to the Indemnitee of its election so to assume such defense, the

Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim,

other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause

(ii) above.



         5. Advance of Expenses. Subject to the provisions of Section 6 below,

in the event that the Corporation does not assume the defense pursuant to

Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses

(including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter,

provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the

Indemnitee is not entitled to be indemnified by the Corporation as

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authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.



         6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the

Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the

Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the

Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the

Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.



         7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in

Section 6. Unless otherwise provided by law, the burden of proving that the

Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the

Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.



         8. Subsequent Amendment. No amendment, termination or repeal of this

Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

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         9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the

Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs,

executors and administrators of the Indemnitee. Nothing contained in this

Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this

Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this

Article.



         10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses

(including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.



         11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense,

liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General

Corporation Law of Delaware.



         12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the

Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.



         13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the

Corporation shall nevertheless indemnify each Indemnitee as to any expenses

(including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil,

criminal or administrative, including an action by or in the right



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of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.



         14. Definitions. Terms used herein and defined in Section 145(h) and

Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section

145(i).



         15. Subsequent Legislation. If the General Corporation Law of Delaware

is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.



                                   ARTICLE IX.



         1. Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the By-laws may provide. The books and records of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the By-laws and/or the Board of Directors of the Corporation.



         2. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, the

Certificate of Incorporation or the By-Laws of the Corporation, each as amended,

and notwithstanding the fact that a lesser percentage may be specified by law,

the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article IX.



                                   ARTICLE X.



         Whenever a compromise or arrangement is proposed between this

Corporation and its creditors or any class of them and/or between this

Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the

application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the

Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in manner as the said court directs. If a majority in number representing three-fourths in value of the stockholders or class of stockholders of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all



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the stockholders or class of stockholders, of this Corporation, as the case maybe, and also on this Corporation.



                                   ARTICLE XI.



         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of

Incorporation in any manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to such reservation.



                                   ARTICLE XII



         Special meetings of stockholders may be called at any time by only the

Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President), the Board of Directors or the

holders of a majority of the outstanding capital stock of the Corporation entitled to vote. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-Laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent

(66 2/3%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article XII.



                                  ARTICLE XIII



         Section 203 of the General Corporation Law of Delaware, as it may be

amended from time to time, shall apply to the Corporation.



         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Amended and Restated Certificate of Incorporation to be signed by its President this 22nd day of October, 1996.



                                   TRANSKARYOTIC THERAPIES, INC.



                                   By: /s/ Richard F Selden

                                       ----------------------------------

                                       Richard F Selden, M.D., Ph.D.

                                       President





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                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          TRANSKARYOTIC THERAPIES, INC.



                             Pursuant to Section 242

                        of the General Corporation Law of

                             the State of Delaware



         Transkaryotic Therapies, Inc. (hereinafter called the "Corporation"),

organized and existing under and by virtue of the General Corporation Law of the

State of Delaware, does hereby certify as follows:



         At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the

State of Delaware, setting forth an amendment to the Certificate of

Incorporation of the Corporation and declaring said amendment to be advisable.

The stockholders of the Corporation duly approved said proposed amendment at a meeting in accordance with Section 242 of the General Corporation Law of the

State of Delaware. The resolution setting forth the amendment is as follows:



RESOLVED:          That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following paragraph is inserted in lieu thereof:



                   FOURTH: The total number of all classes of stock which the

                   Corporation shall have authority to issue is 110,000,000

                   shares, consisting of (i) 100,000,000 shares of Common Stock,

                   $.01 par value per share ("Common Stock"), and (ii)

                   10,000,000 shares of Preferred Stock, $.01 par value per

                   share ("Preferred Stock").

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of

Amendment to be signed by its President this 15th day of June, 2000.



                                       Transkaryotic Therapies, Inc.







                                        By: /s/ RICHARD F SELDEN

                                           ------------------------------------

                                        Richard F Selden, M.D., Ph.D., President



















                                       2

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               CERTIFICATE OF DESIGNATION, NUMBER, VOTING POWERS,

                 PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE

                                 PREFERRED STOCK

                                       OF

                          TRANSKARYOTIC THERAPIES, INC.



                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware



                  The undersigned DOES HEREBY CERTIFY that the following

resolution was duly adopted by the Board of Directors of Transkaryotic

Therapies, Inc., a Delaware corporation (hereinafter called the "Corporation"),

with the preferences and rights set forth therein relating to dividends,

conversion, redemption, dissolution and distribution of assets of the

Corporation having been fixed by the Board of Directors pursuant to authority granted to it under Article IV of the Corporation's Certificate of Incorporation

and in accordance with the provisions of Section 151 of the General Corporation

Law of the State of Delaware:



                  RESOLVED: That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board

of Directors hereby authorizes the issuance of 10,000 shares of Series A

Convertible Preferred Stock of the Corporation, and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation of the Corporation, as follows:



                  1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred

Stock"), par value $0.01 per share, and the number of shares constituting such series shall be 10,000.



                  2. DIVIDENDS. The holders of Series A Preferred Stock shall be entitled to receive, when, as and if dividends are declared on shares of Common

Stock by the Board of Directors of the Corporation (the "Board of Directors"),

dividends per share of Series A Preferred Stock in such an amount as the holders of the Series A Preferred Stock would have received had such holders converted

Series A Preferred Stock into Common Stock immediately prior to the record date for such distribution. All dividends declared upon Series A Preferred Stock shall be declared pro rata per share.



                  3. LIQUIDATION, DISSOLUTION OR WINDING UP.



                  (a) In the event of any voluntary or involuntary liquidation,

dissolution or winding up of the Corporation, the holders of shares of Series A

Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as "Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Common Stock, an amount in cash equal to Ten Thousand Dollars

($10,000) per share, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to the

Series A Preferred Stock (the "Stated Value") plus any dividends thereon declared but unpaid (such amount being referred to hereinafter as the "Series A

Liquidation Value"). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock,

and any class of stock ranking on liquidation on a parity with the Series A

Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the

Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.



                  (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series A Preferred Stock

and any other series of Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the

Corporation available for distribution to its stockholders.



                  (c) The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation to a person shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3.



                  4. VOTING.



                  (a) Each issued and outstanding share of Series A Preferred

Stock shall be entitled to the number of votes equal to the number of shares of

Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 6 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Sections 4(b) and 4(c) below or by the provisions establishing any other series of Preferred Stock, holders of Series A

Preferred Stock shall vote together with the holders of Common Stock as a single class.



                  (b) For so long as at least 9,000 shares of the Series A

Preferred Stock remain outstanding, the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect one director (herein referred to as the "Series A Director"). A Series A Director shall be elected by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock either at meetings of stockholders at which directors are elected or a special meeting of holders of

Series A Preferred Stock. A Series A Director so elected shall serve for a term of one year and until his successor is elected and qualified. Any vacancy in the position of a Series A Director may be filled only by the holders of the Series

A Preferred Stock. A Series A Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote,

at a special meeting of holders of Series A Preferred Stock called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of Series A Preferred Stock. Any vacancy created by such removal may also be filled at such meeting or by such consent.



                  (c) In addition to any other rights provided by law, the

Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A

Preferred Stock, authorize any additional shares of Series A Preferred Stock or amend, alter or repeal the preferences, special rights or other powers of the

Series A Preferred Stock so as to affect adversely the Series A Preferred Stock.

For purposes of this Section 4(c), the authorization or issuance of any series of Senior Preferred Stock shall be deemed to affect materially and adversely the

Series A Preferred Stock.



                  5. OPTIONAL CONVERSION. Each share of Series A Preferred Stock may be converted at any time, at the option of the holder thereof, into the number of fully-paid and nonassessable shares of Common Stock obtained by dividing the Stated Value by the Conversion Price then in effect (the

"Conversion Rate"), PROVIDED, HOWEVER, that on any redemption of any Series A

Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.



                  (a) The initial conversion price, subject to adjustment as provided herein, is equal to $28.00 (the "Conversion Price"). The initial

Conversion Rate for the Series A Preferred Stock shall be 357.142857 shares of

Common Stock for each one share of Series A Preferred Stock surrendered for conversion. The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

                  (b) The Corporation shall not issue fractions of shares of

Common Stock upon conversion of Series A Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 5(b), be issuable upon conversion of any Series A

Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction,

calculated to the nearest one-hundredth (1/100) of a share, to be computed (i)

if the Common Stock is listed on any national securities exchange, on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion,

or (ii) if the Common Stock shall not be listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by NASDAQ, or its successor, and if there are not such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors.



                  (c) Whenever the Conversion Rate and Conversion Price shall be adjusted as provided in Section 6 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series A Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice

President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Rate that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series A Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Section 6(d) hereof, such notice shall be included as part of the notice required to be mailed and published under the provisions of Section 6(d)

hereof.



                  (d) In order to exercise the conversion privilege, the holder of any Series A Preferred Stock to be converted shall surrender his or its certificate or certificates therefore to the principal office of the transfer agent for the Series A Preferred Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the

Series A Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Series A Preferred Stock or shares of Common

Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation,

duly authorized in writing. The date of receipt by the transfer agent (or by the

Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of

Common Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in Section 5(b) hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and, if less than all shares of Series A Preferred Stock represented by the certificate or certificates so surrendered are being converted, a residual certificate or certificates representing the shares of Series A Preferred Stock not converted.



                  (e) The Corporation shall at all times when the Series A

Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of

Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred

Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.



                  (f) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights,

if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A

Preferred Stock accordingly.

                  6. CONVERSION PRICE ADJUSTMENTS.



                  (a) In case the Corporation shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a dividend on its outstanding Common

Stock payable in shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments to the Conversion Price in effect immediately prior to such subdivision or dividend). In case the Corporation shall at any time combine its outstanding Common Stock, the number of shares issuable upon conversion of the Series A Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Conversion Price in effect immediately prior to such combination).



                  (b) In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the conversion of any shares of Series A Preferred Stock, the Corporation shall pay to the person converting such shares of Series A Preferred Stock an amount equal to the aggregate value of all Liquidating Dividends that such person would have received had the person converted such shares of Series A Preferred Stock immediately prior to the record date for such Liquidating Dividend. For the purposes of this Section 6(b), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors.



                  (c) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation in which the holders of Common Stock and Series A

Preferred Stock prior to such consolidation or merger hold at least 51% of the combined voting power of the surviving person in such merger or consolidation immediately following its effective date, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation or merger,

lawful and adequate provision shall be made whereby the holders of the Series A

Preferred Stock shall have the right to acquire and receive upon conversion of the Series A Preferred Stock such shares of stock, securities, cash or other property issuable or payable (as part of such reorganization, reclassification,

consolidation or merger) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series A Preferred Stock at the Conversion Price then in effect. Any other consolidation or merger of the Corporation with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that the holders of the Series A Preferred Stock shall be entitled to receive, in exchange for their shares of Series A Preferred Stock,

the stock, securities, cash or other property payable to holders of Common Stock as if the holders of Series A Preferred Stock had converted the Series A

Preferred Stock in to Common Stock immediately prior to the effective date of such consolidation, merger or sale. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series A

Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions,

such holder may be entitled to receive.



                  (d) In the event that:



                  (1) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or



                  (2) there shall be any capital reorganization or

         reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock,

         or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

                  (3) there shall be a voluntary or involuntary dissolution,

         liquidation or winding up of the Corporation;



then, in connection with such event, the Corporation shall give to the holders of the Series A Preferred Stock:



                  (i) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger,

                  sale, dissolution, liquidation or winding up; and



                  (ii) in the case of any such reorganization, reclassification,

                  consolidation, merger, sale, dissolution, liquidation or

                  winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in

                  accordance with the foregoing clause (i) shall also specify,

                  in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the

                  foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their

                  Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger,

                  sale, dissolution, liquidation or winding up, as the case may

                  be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series

                  A Preferred Stock at the address of each such holder as shown on the books of the Corporation.



                  (e) If at any time or from time to time on or after the date on which shares of Series A Preferred Stock are initially issued, the

Corporation shall grant, issue or sell any options, convertible securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock and such Purchase Rights are not issued to the holders of Series A Preferred Stock and such grants, issuances or sales do not result in an adjustment of the Conversion Price under this Section 6, then each holder of Series A Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such

Purchase Rights or receipt by such holder of the notice concerning Purchase

Rights to which such holder shall be entitled under Section 6(d)) and upon the terms applicable to such Purchase Rights either:



                  (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series A Preferred Stock immediately before the grant, issuance or sale of such

                  Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding

                  Purchase Rights shall be distributed to the holders of the

                  Series A Preferred Stock as soon as possible and it shall not be necessary for the holder of the Series A Preferred Stock specifically to request delivery of such rights; or



                  (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30)

                  day period, the right to acquire the number of shares of

                  Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase

                  Rights on the terms of the Purchase Rights so granted.



                  7. REDEMPTION.



                  (a) The Corporation, at its option, may redeem (to the extent that such redemption shall not violate any applicable provisions of the General

Corporation Law of the State of Delaware) all, but not less than all, of the shares of Series A Preferred Stock at a price equal to the then Series A

Liquidation Value (subject to adjustment in the event of any stock dividend,

stock split, stock distribution or combination with respect to such shares)

(such price is hereinafter referred to as the "Redemption Price"), at any time after December 15, 2000 (any such date of redemption is hereafter referred to as an "Redemption Date"), PROVIDED that no shares of Series A

Preferred Stock may be so called for redemption unless the average of the closing prices per share of Common Stock for any twenty (20) consecutive trading days ending within twenty (20) business days of the date on which notice of such redemption is given to the holders of the Series A Preferred Stock, shall have been at least $35.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination). For purposes of the foregoing calculation, "closing price" shall mean for any given date: (i) if the Common Stock is listed on any national securities exchange or quoted on

Nasdaq, on the basis of the last sales price of the Common Stock on such exchange or Nasdaq (or the quoted closing bid price if there shall have been no sales) on such date, or (ii) if no last sales prices are then being quoted for the Common Stock, on the basis of the mean between the closing bid and asked prices for the Common Stock on such date as reported by Nasdaq, or its successor, or (iii) if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors of the Corporation.



                  (b) At least thirty (30) days prior to each Redemption Date,

written notice shall be mailed, postage prepaid, to each holder of record of

Series A Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the Redemption Date and the date on which such holder's conversion rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of

Series A Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption

Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date,

unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock of the

Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.



                  (c) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of Series A Preferred Stock other than with the consent of the holders of 66 2/3% of the then outstanding shares of

Series A Preferred Stock. Any shares of Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.



                  IN WITNESS WHEREOF, Transkaryotic Therapies, Inc. has caused this Certificate of Designation, Number, Voting Powers, Preferences and Rights

of Series A Convertible Preferred Stock to be duly executed by its VP of Finance and CFO this 9th day of June, 2000.



                                                  TRANSKARYOTIC THERAPIES, INC.







                                                  By /s/ DANIEL E. GEFFKEN

                                                    ---------------------------

                                                  [Name:] Daniel E. Geffken

                                                  [Title:] VP of Finance and CFO

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                  SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                          TRANSKARYOTIC THERAPIES, INC.
-------------------------------------------------------------------------------

Transkaryotic Therapies, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation at a meeting duly called and held on December 13, 2000:

RESOLVED: That pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board") in accordance with the provisions of the Certificate of Incorporation, as amended, the Board hereby creates a series of Preferred Stock, $0.01 par value per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

         SERIES B JUNIOR PARTICIPATING PREFERRED STOCK:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Junior Participating Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be one million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board prior to issuance; PROVIDED, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

         Section 2. DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the last day of each fiscal quarter of the Corporation in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series B Preferred Stock payable in shares of Series B Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series B Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series B Preferred Stock) into a greater or lesser number of shares of Series B Preferred Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the first sentence of this Section 2(A) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series B Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series B Preferred Stock outstanding immediately after such event.

         (B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series B Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series B Preferred Stock payable in shares of Series B Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series B Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series B Preferred Stock) into a greater or lesser number of shares of Series B Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series B Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series B Preferred Stock outstanding immediately after such event.

         (B) Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) (i) If at any time dividends on any Series B Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series B Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of the Corporation shall, as soon as may be practicable, call a special meeting of holders of Series B Preferred Stock for the purpose of electing such members of the Board. Such special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

                  (ii) During any period when the holders of Series B Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then, and during such time as such right continues, (a) the then authorized number of Directors shall be increased by two, and the holders of Series B Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

                  (iii) A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series B Preferred Stock entitled to vote in an election of such Director.

                  (iv) If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series B Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board shall call a special meeting of the holders of Series B Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

                  (v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series B Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series B Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series B Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

         (D) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP.

         (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         (B) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

         (C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series B Preferred Stock payable in shares of Series B Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series B Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series B Preferred Stock) into a greater or lesser number of shares of Series B Preferred Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series B Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series B Preferred Stock outstanding immediately after such event.

         Section 7. CONSOLIDATION, MERGER, ETC. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series B Preferred Stock payable in shares of Series B Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series B Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series B Preferred Stock) into a greater or lesser number of shares of Series B Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series B Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series B Preferred Stock outstanding immediately after such event.

         Section 8. NO REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable.

         Section 9. RANK. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series B Preferred Stock, including, without limitation, the Series A Convertible Preferred Stock, unless the terms of any such series shall provide otherwise.

         Section 10. AMENDMENT. At such time as any shares of Series B Preferred Stock are outstanding, the Certificate of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

         Section 11. FRACTIONAL SHARES. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series B Preferred Stock.

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Vice President, Finance and Chief Financial Officer this 13th day of December, 2000.

                  TRANSKARYOTIC THERAPIES, INC.

                                      By:   /s/ DANIEL E. GEFFKEN
                                      Name:    Daniel E. Geffken
                                      Title:   Vice President, Finance and
                                               Chief Financial Officer